Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Laura Wakeley (Fulton)
(Full text available on PR Newswire)		Phone: 717-291-2739

Keith McCarthy
(SVB Financial Services, Inc)
Phone: (908) 541-9500 x305

SVB FINANCIAL SERVICES, INC. SHAREHOLDERS APPROVE MERGER

WITH FULTON FINANCIAL CORPORATION

        (June 9) -- Lancaster, PA -- SVB Financial Services, Inc. shareholders today approved the acquisition of SVB Financial Services, Inc. (Nasdaq: SVBF) by Fulton Financial Corporation (Nasdaq: FULT), an $11.4 billion financial holding company based in Lancaster, PA.

        The vote at a special shareholders’ meeting today clears the way for the merger to proceed. The merger is now expected to be completed on July 1, 2005.

        SVB Financial Services, Inc. is the holding company for Somerset Valley Bank, which is based in Somerville, NJ. The company has approximately $511 million in assets and currently operates eleven community banking offices in Somerset, Hunterdon and Middlesex Counties in New Jersey. Somerset Valley Bank will become Fulton Financial’s 14th banking affiliate and will continue to operate as Somerset Valley Bank.

        Fulton Financial Corporation is a financial holding company that operates 221 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates: Fulton Bank, Lancaster, PA; Lebanon Valley Farmers Bank, Lebanon, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Hagerstown Trust, Hagerstown, MD; Delaware National Bank, Georgetown, DE;

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Page 2 . . . SVB SHAREHOLDERS APPROVE MERGER

The Bank, Woodbury, NJ; Peoples Bank of Elkton, Elkton, MD, Skylands Community Bank, Hackettstown, NJ., Premier Bank, Doylestown, PA, Resource Bank, Virginia Beach, VA, and First Washington State Bank, Windsor, NJ.

        The Corporation’s other financial services providers include Fulton Financial Advisors, N.A., Lancaster, PA; Fulton Insurance Services Group, Inc., Lancaster, PA; and Dearden, Maguire, Weaver and Barrett, LLC, West Conshohocken, PA. Residential mortgage lending is offered by all banks through Fulton Mortgage Company and Resource Mortgage.

        Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.

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2005

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